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                                                                  EXHIBIT (d)(5)

                                STI CLASSIC FUNDS
                        INVESTMENT SUBADVISORY AGREEMENT

         AGREEMENT made as of the 20th day of February, 2004, between Trusco Capital Management, Inc. (the "Adviser") and Zevenbergen Capital Investments LLC (the "Subadviser").

         WHEREAS, the STI Classic Funds (the "Trust"), a Massachusetts business trust, is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser has entered into investment advisory agreements with the Trust (the "Advisory Agreements") pursuant to which the Adviser acts as investment adviser to the series of the Trust; and

         WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Subadviser to provide investment advisory services to the Adviser in connection with the management of the series of the Trust set forth on Schedule A attached hereto (each a "Fund," and collectively, the "Funds"), as such schedule may be amended by mutual agreement of the parties hereto, and the Subadviser is willing to render such investment advisory services.

         NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUBADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Subadviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets in accordance with the Fund's investment objectives, policies, and restrictions as stated in each Fund's then current prospectus and statement of additional information, as may be amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

(a) The Subadviser will provide investment advisory services to the Fund and shall, in such capacity, determine from time to time what Assets will be purchased, retained, or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash, subject to the direction of the Adviser and the Board of Trustees of the Trust.

(b) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Trust's Declaration of Trust (as defined herein), the Prospectus, and the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 (the "Code"), and all other applicable federal and state laws and regulations, as each is amended from time to time.

(c) The Subadviser shall determine the Assets to be purchased or sold by each Fund as provided in subparagraph (a) above and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in each Fund's Prospectus or as the Board of Trustees or the Adviser may direct in writing from time to time, in conformity with all federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Subadviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Subadviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the

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         security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Subadviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act")). Consistent with any guidelines established by the Board of Trustees of the Trust and Section 28(e) of the Exchange Act, the Subadviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for each Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Subadviser to its discretionary clients, including the Funds. In addition, the Subadviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Subadviser, or the Trust's principal underwriter) if the Subadviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Funds' Assets be purchased from or sold to the Adviser, Subadviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Subadviser, or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

(d) The Subadviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5),
         (b)(6), (b)(7), (b)(9), (b)(10), and (b)(11) and paragraph (f) of Rule
         31a-1 under the 1940 Act. The Subadviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

         The Subadviser shall keep the books and records relating to the Assets required to be maintained by the Subadviser under this Agreement and shall timely furnish to the Adviser all information relating to the Subadviser's services under this Agreement needed by the Adviser to keep the other books and records of the Funds required by Rule 31a-1 under the 1940 Act. The Subadviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Subadviser agrees that all records that it maintains on behalf of the Funds are property of the Funds and the Subadviser will surrender promptly to the Funds any of such records upon the Funds' request; provided, however, that the Subadviser may retain a copy of such records. In addition, for the duration of this Agreement, the Subadviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor Subadviser upon the termination of this Agreement (or, if there is no successor subadviser, to the Adviser).

(e) The Subadviser shall provide the Funds' custodian on each business day with information relating to all transactions concerning the Funds' Assets and shall provide the Adviser with such information upon request by the Adviser.

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 (f)     The investment management services provided by the Subadviser under this Agreement are not to be deemed exclusive and the Subadviser shall be free to render similar services to others as long as such services do not impair the services rendered to the Adviser or the Trust.

 (g) The Subadviser shall promptly notify the Adviser of any financial condition that is likely to impair the Subadviser's ability to fulfill its commitment under this Agreement.

 (h) The Subadviser shall not be responsible for reviewing proxy solicitation materials or voting and handling proxies in relation to the securities held as Assets in the Funds. If the Subadviser receives a misdirected proxy, it shall promptly forward such misdirected proxy to the Adviser.

         .(i) In performance of its duties and obligations under this Agreement, the Subadviser shall not consult with any other subadviser to the Funds or a subadviser to a portfolio that is under common control with the Funds concerning the Assets, except as permitted by the policies and procedures of the Funds. The Subadviser shall not provide investment advice to any assets of the Funds other than the Assets.

         Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of the Subadviser's control affiliates, partners, officers or employees.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Advisory Agreements and shall oversee and review the Subadviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Subadviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Subadviser with copies of each of the following documents:

 (a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

 (b) By-Laws of the Trust as in effect on the date of this Agreement and as amended from time to time; and

 (c)     Prospectus of each Fund.

4. COMPENSATION TO THE SUBADVISER. For the services to be provided by the Subadviser pursuant to this Agreement, the Adviser will pay the Subadviser, and the Subadviser agrees to accept as full compensation therefor, a subadvisory fee at the rate specified in Schedule B attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets under the Subadviser's management and will be paid to the Subadviser quarterly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Subadviser may, in its discretion and from time to time, waive a portion of its fee.

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5.       INDEMNIFICATION. The Subadviser shall indemnify and hold harmless the
         Adviser from and against any and all claims, losses, liabilities, or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with the performance of the Subadviser's obligations under this Agreement; provided, however, that the Subadviser's obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability, or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith, or negligence, or to the reckless disregard of its duties under this Agreement.

         The Adviser shall indemnify and hold harmless the Subadviser from and against any and all claims, losses, liabilities, or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with the performance of the Adviser's obligations under this Agreement; provided, however, that the Adviser's obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability, or damage experienced by the Subadviser, is caused by or is otherwise directly related to the Subadviser's own willful misfeasance, bad faith, or negligence, or to the reckless disregard of its duties under this Agreement.

6. DURATION AND TERMINATION. With respect to a Fund, this Agreement shall become effective upon approval by the Trust's Board of Trustees and its execution by the parties hereto, and approval of the Agreement by a majority of the outstanding voting securities of that Fund.

         This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Funds (a) by the Funds at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Funds, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days nor less than 30 days written notice to the Subadviser, or
         (c) by the Subadviser at any time, without the payment of any penalty, on 90 days written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment or in the event of a termination of the relevant Advisory Agreement with the Trust. As used in this Paragraph 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

8. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

9. NOTICE: Any notice, advice, or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified, or overnight mail, postage prepaid, and addressed by the party giving notice to the other party at the last address furnished by the other party:

            To the Adviser at:                   Trusco Capital Management, Inc.

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                                           50 Hurt Plaza
                                           Suite 1400
                                           Atlanta, Georgia 30303
                                           Attention: Paul L. Robertson, III

           To the Subadviser at:           Zevenbergen Capital Investments LLC
                                           601 Union Street
                                           Suite 4600
                                           Seattle, Washington 98101
                                           Attention: Nancy A. Zevenbergen

10. NON-HIRE/NON-SOLICITATION. The Subadviser hereby agrees that so long as the Subadviser provides services to the Adviser or the Trust and for a period of one year following the date on which the Subadviser ceases to provide services to the Adviser and the Trust, the Subadviser shall not for any reason, directly or indirectly, on the Subadviser's own behalf or on behalf of others, hire any person employed by the Adviser, whether or not such person is a full-time employee or whether or not any person's employment is pursuant to a written agreement or is at-will. The Subadviser further agrees that, to the extent that the Subadviser breaches the covenant described in this paragraph, the Adviser shall be entitled to pursue all appropriate remedies in law or equity.

11. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         In the event the terms of this Agreement are applicable to more than one Fund, the Adviser is entering into this Agreement with the Subadviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Subadviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a schedule executed subsequent to the date first indicated above, provisions of such schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant schedule.

12.      MISCELLANEOUS.

(a) A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

(b) Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

TRUSCO CAPITAL MANAGEMENT, INC.           ZEVENBERGEN CAPITAL INVESTMENTS LLC

By: /s/ Paul L. Robertson III             By: /s/ Nancy A. Zevenbergen
   ---------------------------               --------------------------------

Name: Paul L. Robertson III               Name: Nancy A. Zevenbergen

Title: Executive Vice President           Title: President

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                                   SCHEDULE A
                                     TO THE
                        INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                         TRUSCO CAPITAL MANAGEMENT, INC.
                                       AND
                       ZEVENBERGEN CAPITAL INVESTMENTS LLC

                            AS OF FEBRUARY 20, 2004

                                STI CLASSIC FUNDS

                          Aggressive Growth Stock Fund
                           Emerging Growth Stock Fund

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                                   SCHEDULE B
                                     TO THE
                        INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                         TRUSCO CAPITAL MANAGEMENT, INC.
                                       AND
                       ZEVENBERGEN CAPITAL INVESTMENTS LLC

                            AS OF FEBRUARY 20, 2004

Pursuant to Paragraph 4, the Adviser shall pay the Subadviser compensation at an annual rate as follows:

                               STI CLASSIC FUNDS

Aggressive Growth Stock Fund  .625% of the average daily value of the assets under the Subadviser's management, except that for any compensation period during which the Adviser waives any portion of the management fee that the Fund is required to pay, the Adviser will pay to the Subadviser 55% of the amount of compensation the Adviser receives from the Fund during that compensation period.

Emerging Growth Stock Fund    .625% of the average daily value of the assets
                              under the Subadviser's management, except that for any compensation period during which the Adviser waives any portion of the management fee that the Fund is required to pay, the Adviser will pay to the Subadviser 55% of the amount of compensation the Adviser receives from the Fund during that compensation period.

The management fee will be paid to the Subadviser quarterly.

Agreed and Accepted:

TRUSCO CAPITAL MANAGEMENT, INC.           ZEVENBERGEN CAPITAL INVESTMENTS LLC

By: /s/ Paul L. Robertson III             By: /s/ Nancy A. Zevenbergen
   ---------------------------               --------------------------------

Name: Paul L. Robertson III               Name: Nancy A. Zevenbergen

Title: Executive Vice President           Title: President

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                               STI CLASSIC FUNDS
                          AGGRESSIVE GROWTH STOCK FUND
                           EMERGING GROWTH STOCK FUND

                            SUB ADVISORY PROCEDURES

Pursuant to Section 1.(a) of the STI Classic Funds Investment Subadvisory Agreement between Trusco Capital Management, Inc. (the "Adviser") and Zevenbergen Capital Investments LLC (the "Subadviser") dated February 20, 2004, the Subadviser will determine what portion of the Assets will be invested or held uninvested in cash. The Adviser will invest cash with or through such person, brokers or dealers to carry out the policy as set forth in each Fund's Prospectus or as the Board of Trustees may direct. The Adviser shall maintain all books and records with respect to investment of cash as required by Rule 31a-1 under the 1940 Act and will have responsibility for all other regulatory, compliance and reporting requirements affecting investment of such Fund assets. In addition, the Adviser shall provide the Funds' custodian on each business day with information relating to investment of cash.

Upon 30 days written notice from the Adviser, the Subadviser shall assume responsibility for investment of cash and related recordkeeping requirements of Rule 31a-1 under the 1940 Act, all other regulatory, compliance and reporting requirements affecting investment of such Fund assets, as well as providing the Funds' custodian on each business day with information relating to investment of cash. Such information shall also be provided to the Adviser upon request.

February 20, 2004